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                                                                   Exhibit 10.16

                           CHANGE OF CONTROL AGREEMENT

       AGREEMENT, dated as of October 22, 2001, by and among CORNERSTONE BANCORP, INC., a Connecticut corporation which is a holding company organized under the provisions of Conn. Gen. Stat. Sec. 36a-181, with a principal place of business at 550 Summer Street, Stamford, Connecticut 06901 ("Holdings"), CORNERSTONE BANK, a Connecticut state chartered Bank with its principal executive offices at 550 Summer Street, Stamford, Connecticut 06901 (the "Bank"), (Holdings and Bank may be referred to together as "Employer") and ERNEST J. VERRICO, residing at 17 Wishing Well Lane, Stamford, CT 06902 (the "Executive").

       WHEREAS, the Executive is an employee of Holdings and currently serves as a Vice President and Chief Financial Officer and the Executive is also an employee of the Bank and currently serves as a Senior Vice President and as Chief Financial Officer; and

       WHEREAS, the Executive does not have a written employment agreement with the Bank; and

       WHEREAS, the Executive is an employee at will; and

       WHEREAS, it is in the Bank's best interest to provide incentive to Executive to remain an employee and officer of the Bank during any period prior to or during a possible change of control of the Bank; and

       WHEREAS, the Bank and the Executive desire to enter into this Agreement to reflect the terms and conditions set forth herein.

       NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter described and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Payment of Severance Amount: If, at any time Executive is a full-time officer of the Bank, there is a "Change of Control" of the Bank and at any time after that change of control the employment of the Executive is involuntarily terminated, the Executive shall be entitled to receive the following in consideration of services previously rendered to the Bank:

   (a) The crediting to the Employee for years of service with Holdings or the Bank, plus 5 additional years, for purposes of vesting and calculation of rights and/or benefits under any 401(k) plan, stock option, stock purchase, pension, thrift, profit sharing,

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       group life insurance, supplemental life insurance, medical coverage, disability, education or other retirement or employee benefit plan of Holdings or the Bank or of any successor entity.

   (b) Eighteen (18) months notice of termination of employment, during which period the Executive shall be entitled to receive, without offset for any reason, (i) payment of the Executive's current annual salary, plus (ii) the highest bonus received by the Executive during the period commencing with the thirty sixth (36th) month preceding the change of control and ending with the date of involuntary termination; and

   (c) Following the eighteen (18) month period referred to in (a) above, at Executive's election given in writing to the Bank at least 30 days prior to the end of such eighteen (18) month period, either a lump sum cash payment or thirty six (36) monthly periodic payments, upon termination, or commencing upon termination, as the case may be, in an amount equal to the sum of (x) three times the Executive's current annual salary, plus
       (y) three times the highest bonus received by the Executive during the period commencing with the thirty sixth (36th) month preceding the change in control and ending with the date of termination.

   (d) During the eighteen (18) month period referred to in (a) above, Executive shall not be required to perform duties substantially different from his duties as an executive and officer of the bank prior to the change of control. In addition, Executive shall not be required to relocate more than 25 miles from Stamford, Connecticut, in order to perform his duties under this agreement. If Executive is assigned to duties which are substantially different than his duties prior to the change of control or if the Executive is required to relocate more than 25 miles from Stamford, he may refuse such assignment and such refusal shall not be considered a breach of this Agreement.

2.     Change of Control:

   (a) A "change in control", for purposes of this Agreement, shall be deemed to have taken place if any of the following events (the Events) occur: (i) any person or group of persons with a unity of interest or other affiliation sufficient for them to act in concert becomes the beneficial owner of 25 percent or more of the total number of voting shares of the Bank; (ii) any person (other than the persons named as proxies solicited on behalf of the Board) holds revocable or irrevocable proxies, as to the election or removal of directors of the Bank, for 25 percent or more of the total number of voting shares of the Bank; (iii) any person has entered into an agreement or received an option for the acquisition of, beneficial ownership of 25 percent or more of the total number of voting shares of the Bank,

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       whether or not the requisite approval for such acquisition has been received under applicable laws or the respective regulations issued thereunder; or (iv) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Bank or any successor corporation. For purposes of this Agreement, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company, or similar organization or group acting in concert. For purposes of this Agreement, a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. Notwithstanding the foregoing, a "change in control" shall not include the acquisition of the Bank's voting stock by a holding company organized by the Bank pursuant to Conn. Gen. Stat. Sec. 36a-181 (Holding Company), unless one or more of the Events described in the preceding paragraph occurs prior to the organization of a Holding Company or as part of a plan which involves the organization of a Holding Company. Furthermore, should the Bank organize a Holding Company, and should one of the Events described in the preceding paragraph occur with respect to the Holding Company (instead of the Bank), then a change in control shall be deemed to have taken place.

   (b) In the event that any payment or benefit received by the Executive under this Agreement shall constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Bank shall pay the Executive such amount or amounts (collectively, the "indemnification amount") as are equal to the amount of any income, excise or other tax or taxes assessed against the Executive as a result of the Executive's receipt of the "excess parachute payment", whether assessed under Section 4999 of the Code or under any other federal or state tax laws.

3. Involuntary Termination of Employment Defined: Involuntary termination of employment shall not include termination by the Bank because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or willful violation of a final cease and desist order.

4. Amendments or Additions; Action by Board: No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a two-thirds affirmative vote of the full Board shall be required in order for the Board to authorize any amendments or additions to this

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       Agreement, to give any consents or waivers of provisions of this
       Agreement, or to take any other action under this Agreement.

5. Term: This Agreement shall survive and continue for as long as the Executive is a full time officer of the Bank.

6. Entire Agreement: This Agreement contains the entire agreement between the parties with respect to the subject matter herein, and there are no other representations, warranties, conditions or agreements relating to the subject matter of this Agreement.

7. Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the Bank and Executive and their respective successors, assigns, heirs, and legal representatives. Without otherwise limiting the foregoing, "Bank" as used herein shall refer to any successor institution whether by merger, consolidation, acquisition or otherwise.

8. Section Headings: The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

9. Severability: The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

10. Governing Law: This Agreement shall be governed by the laws of the State of Connecticut to the extent applicable, and otherwise by the laws of the United States.

11. Further Documents: Each of the parties agrees to execute all further instruments and documents and to take all further action as the other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

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12.    Counterparts: This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

                                        CORNERSTONE BANK

                                        By   /s/ James P. Jakubek
                                          --------------------------------------
                                          James P. Jakubek, President

                                        EXECUTIVE

                                           /s/ Ernest J. Verrico
                                        ----------------------------------------
                                        Ernest J. Verrico

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